ROBERT M. LAWAND C.A. 2340 Lucerne Road., Suite 25 Town of Mount-Royal, Québec, Canada H3R 2J8 Tel: (514) 381-5957 Fax: (514) 381-6252 E-Mail: rmlca@total.net

June 17, 2002
CONSENT OF INDEPENDENT AUDITORS
To the Board of Directors of BusinessWay International Corporation

I hereby consent to the incorporation of financial information and statements prepared by Robert M. Lawand, C.A., and previously filed by the Company with the United States Securities and Exchange Commission, into the Company's Form S-8 (with respect to the , registration of the Non-Incentive Stock Option Plan, as amended) by reference, and I hereby consent to the use of this consent as an exhibit to the Registration Statements. This consent is not to be construed as an admission that Robert M. Lawand, C.A. is a person whose consent is required to be filed with the Form S-8 under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our written consent.

/s/ Robert Lawand Robert M. Lawand Chartered Accountant Town of Mount-Royal, Québec, Canada